AUGUST 2009 WAIVER AND AMENDMENT AGREEMENT

THIS AUGUST 2009 WAIVER AND AMENDMENT AGREEMENT (this “Agreement”) is made as of August 14, 2009, among South Texas Oil Company, a Nevada corporation (the “Company”), the Subsidiaries (as defined in the Purchase Agreements (as defined below)), Longview Marquis Master Fund, L.P., a British Virgin Islands limited partnership (“Marquis”), and Summerview Marquis Fund, L.P., a Delaware limited partnership (“Summerview” and, together with Marquis, the “Buyers”).

WITNESSETH:

WHEREAS, the Company, Marquis and The Longview Fund, L.P., a California limited partnership (“Longview” and, together with Marquis, the “April Buyers”), entered into that certain Securities Purchase Agreement, dated as of April 1, 2008 (as has been or may be amended, supplemented, restated or modified and in effect from time to time, the “April Purchase Agreement”), pursuant to which (i) the Company issued to Longview senior secured notes in an aggregate original principal amount of $23,908,013.11, none of which remains outstanding as of the date hereof, (ii) the Company issued to Marquis senior secured notes in an aggregate original principal amount of $8,469,337.71 (such senior secured notes, together with any promissory notes or other securities issued in exchange or substitution therefor or replacement thereof, and as any of the same have been or may be amended, supplemented, restated or otherwise modified and in effect from time to time, the “Marquis April Notes”), and (iii) the Warrants (as defined in the April Purchase Agreement) were amended and restated;

WHEREAS, the Company and Marquis entered into a Securities Purchase Agreement, dated as of September 18, 2008 (as has been or may be amended, restated, supplemented or otherwise modified and in effect from time to time, the “Bridge Purchase Agreement” and, together with the April Purchase Agreement, the “Purchase Agreements”), pursuant to which the Company sold, and Marquis purchased, a senior secured note in the original principal amount of $7,000,000 (such senior secured note, together with any promissory notes or other securities issued in exchange or substitution therefor or replacement thereof, and as any of the same have been or may be amended, supplemented, restated or otherwise modified and in effect from time to time, the “Marquis Bridge Notes” and, together with the Marquis April Notes, the “Marquis Initial Notes”);

WHEREAS, the Purchase Agreements, as applicable, reflect amendments set forth in that certain June 2008 Amendment Agreement, dated as of June 18, 2008, among the Company and the April Buyers, that certain June 2008 Amendment to Senior Notes and Purchase Agreement, dated as of June 30, 2008 (the “Second June 2008 Amendment”), among the Company and the April Buyers, and that certain September 2008 Waiver and Amendment, dated as of September 19, 2008 (the “September 2008 Amendment”), among the Company and the April Buyers;

WHEREAS, pursuant to a Waiver, dated as of May 14, 2009, Marquis agreed to waive the requirement of the Company to comply with Section 6(t)(i) (Financial Covenant) of the April Purchase Agreement with respect to the Daily Barrel Average (as defined in the Purchase Agreements) for the calendar quarter ending March 31, 2009, on the terms and subject to the conditions set forth herein;

WHEREAS, pursuant to a Waiver, dated as of May 14, 2009, Marquis agreed to waive the requirement of the Company to comply with Section 6(t)(i) (Financial Covenant) of the Bridge Purchase Agreement with respect to the Daily Barrel Average for the calendar quarter ending March 31, 2009, on the terms and subject to the conditions set forth herein, including the Company’s delivery to Marquis of a fee in the amount of $75,000 (the “First Quarter Waiver Payment Amount”) within 30 days of the date thereof (the “First Quarter Waiver Payment”);

WHEREAS, pursuant to that certain Assignment and Assumption Agreement, dated as of May 29, 2009, Marquis transferred to Summerview, among other things, a portion of the Marquis April Notes in the principal amount of $2,252,994.73 (the “Summerview Transferred April Notes”), a portion of the Warrants representing the right to acquire 62,841 shares of common stock (“Common Stock”) of the Company (the “Summerview Transferred Warrants”), a portion of the Marquis Bridge Notes in the principal amount of $1,759,556.47 (the “Summerview Transferred Bridge Notes”), including all of Marquis’s right, title and interest, legal and equitable, therein and thereto (which includes all of Marquis’s rights under the transferred portions of the Marquis Initial Notes with respect to the First Quarter Waiver Payment), and all of Marquis’s rights and obligations under the Purchase Agreements and the other Transaction Documents (as defined in the Purchase Agreements) with respect to the Summerview Transferred Aprils Notes, the Summerview Transferred Warrants and the Summerview Transferred Bridge Notes, with the remainder of the Marquis April Notes in the principal amount of $6,710,038.53 (the “Marquis Remaining April Notes” and, together with the Summerview Transferred April Notes, the “April Notes”), the remainder of the Warrants representing the right to acquire 187,159 shares of Common Stock (the “Marquis Remaining Warrants”), the remainder of the Marquis Bridge Notes in the principal amount of $5,240,433.53 (the “Marquis Remaining Bridge Notes” and, together with the Summerview Transferred Bridge Notes, the “Bridge Notes;” the Bridge Notes and the April Notes being collectively referred to herein as the “Notes”), and all of Marquis’s rights and obligations under the Purchase Agreements and the other Transaction Documents with respect to the Marquis Remaining April Notes, the Marquis Remaining Warrants and the Marquis Remaining Bridge Notes, continuing to be held by Marquis;

WHEREAS, the Notes, as applicable, reflect amendments set forth in the Second June 2008 Amendment, the September 2008 Amendment, that certain June 2009 Waiver and Amendment Agreement, dated as of June 10, 2009, among the Company and the Buyers, and that certain June 2009 Waiver and Amendment Agreement, dated as of June 16, 2009, among the Company and the Buyers;

WHEREAS, (i) the Company failed to deliver the First Quarter Waiver Payment to the Buyers in a timely manner (the “First Quarter Waiver Payment Default”); (ii) the Company failed to deliver to the Buyers in a timely manner Interest (as defined in the Notes) (collectively, the “Interest Default Amounts” and, together with the First Quarter Waiver Payment Amount, the “Payment Default Amounts”), due and payable on July 1, 2009 and August 3, 2009, respectively (such failures, collectively, the “Interest Payment Default” and, together with the First Quarter Waiver Payment Default, the “Payment Defaults”); and (iii) a Financial Covenant Test Failure (as defined in each of the Purchase Agreements) exists with respect to the calendar quarter ended June 30, 2009 (the “Financial Covenant Default”; the Financial Covenant Default and the Payment Defaults being referred to collectively as the “Subject Defaults”), which Subject Defaults, individually and in the aggregate, constitute Events of Default (as defined in the Notes) under the Notes;

WHEREAS, as a result of the Payment Defaults, each of the First Quarter Waiver Payment Amount and the Interest Default Amounts has borne interest at the Default Rate (as defined in the Notes) from the first date of such Event of Default through the date of this Agreement (such amounts due and payable to the Buyers at the Default Rate, collectively, the “Interest and Waiver Default Rate Amounts”);

WHEREAS, as a result of the Subject Defaults, the outstanding Principal (as defined in the Notes) of each of the Notes has borne interest at the Default Rate from the date of the first Subject Default through the date of this Agreement (such interest due and payable on the Notes that is attributable to the percentage points by which the Default Rate exceeds the Interest Rate (as defined in the Notes) (i.e., 5.00% or 500 basis points), collectively, the “Principal Default Rate Amounts”; the Principal Default Rate Amounts together with the Interest and Waiver Default Rate Amounts being collectively referred to herein as the “Default Rate Interest Amounts”);

WHEREAS, pursuant to that certain Bill of Sale, dated as of July 10, 2009 (the “Asset Sale Transaction Date”), the Company transferred, assigned, granted, sold and conveyed to Horizon Drilling Ltd and Drillstuff Ltd (the “Asset Sale Transaction”) all of its right, title and interest in that certain Schramm T130XD Rota-drill, serial number J130-0131, mounted on a Crane Carriage custom transport truck, and all associated equipment and accessories (the “Transferred Assets”);

WHEREAS, pursuant to certain restrictive covenants set forth in the Amended and Restated Security Agreement (as defined in the April Purchase Agreement), the Bridge Security Agreement (as defined in the Bridge Purchase Agreement) and the other Transaction Documents (collectively, the “Applicable Restrictive Covenants”), the Company would have been prohibited from consummating the Asset Sale Transaction without the prior written consent of the Buyers; however, on or prior to the Asset Sale Transaction Date, the Buyers provided their oral waiver of the Applicable Restrictive Covenants, solely with respect to the Asset Sale Transaction and only insofar as the Amended and Restated Security Agreement, the Bridge Security Agreement and the other Transaction Documents pertain to and include the Transferred Assets as assets under the Transaction Documents, and agreed to confirm and memorialize such waiver in writing thereafter;

WHEREAS, the Company desires to confirm and memorialize, in writing, the Buyers’ waiver of the Applicable Restrictive Covenants, effective as of the Asset Sale Transaction Date, solely with respect to the Asset Sale Transaction and only insofar as the Amended and Restated Security Agreement, the Bridge Security Agreement and the other Transaction Documents pertain to and include the Transferred Assets as assets under the Transaction Documents;

WHEREAS, as partial consideration for the Buyers’ agreement to waive the Subject Defaults and the Applicable Restrictive Covenants as provided herein, the Company has delivered to the Buyers an aggregate amount in cash equal to $160,000 (the “August Waiver Fee”), in satisfaction of the Company’s obligation to deliver to the Buyers (i) the First Quarter Waiver Payment; (ii) the Default Rate Interest Amounts; and (iii) an amount for the reimbursement of the Buyers’ legal expenses through the date hereof (but not in satisfaction of the Company’s obligation to reimburse the Buyers’ for their legal expenses related to this Agreement pursuant to Section 10 hereof) pursuant to the Transaction Documents (the “Reimbursement Amount” and, together with the First Quarter Waiver Payment Amount and the Default Rate Interest Amounts, the “Company Obligation Amount”); and

WHEREAS, the Buyers have agreed, subject to the terms and conditions set forth herein, to waive (i) the Subject Defaults, (ii) the Company’s obligation to pay to the Buyers any portion of the Company Obligation Amount in excess of the August Waiver Fee and (iii) the Applicable Restrictive Covenants solely with respect to the Asset Sale Transaction.

NOW, THEREFORE, in consideration of the agreements, provisions and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the undersigned agrees as follows:

1.             Amendment to the Purchase Agreements.

a.           Each of the Buyers, severally and not jointly, hereby agrees with the Company that, as of the date first above written, the first sentence of Section 6(t)(i) of each of the Purchase Agreements is hereby amended and restated in its entirety to read as follows:

(i)           The Company shall not allow the Daily Barrel Average to be less than 125 barrels of oil and/or its equivalent in natural gas (including barrels of oil and barrels of oil equivalents from gas produced into a sales pipeline at a ratio of one (1) barrel of oil for each six thousand (6,000) cubic feet (“MCF”) of gas (collectively, “BOEs”)) in the calendar quarter ending September 30, 2009, or be less than 200 BOEs in the calendar quarter ending December 31, 2009, or be less than 250 BOEs in any calendar quarter ending on or after March 31, 2010(the failure of the Daily Barrel Average to be at least the applicable minimum (as set forth in this sentence) in any such calendar quarter being referred to as a “Financial Covenant Failure”).

b.           As amended hereby, the Purchase Agreements shall remain in full force and effect.

2.             Amendment of the April Notes.

a.           The Company hereby agrees with each of the Buyers, severally and not jointly, that, as of the date first above written, the second sentence of Section 2 of the April Notes shall be amended and restated to read in its entirety as follows:

“Interest shall be paid quarterly in arrears on each Interest Payment Date and on the Maturity Date.”

b.           The Company hereby agrees with each of the Buyers, severally and not jointly, that, as of the date first above written, the following definitions set forth in the Appendix to the April Notes shall be amended and restated to read in their entirety as follows:

“Interest Payment Date” means the first Business Day of each calendar quarter, beginning with the calendar quarter that commences on July 1, 2008, through and including the last calendar quarter that commences prior to the Maturity Date.

c.           The Company hereby agrees with each of the Buyers, severally and not jointly, that, notwithstanding anything set forth in the April Notes, the Interest Amount (as defined in the Notes) due and payable on July 1, 2009 with respect to Principal on each April Note shall not be paid in cash to the Buyers, but shall instead be added to the Principal on such April Note (i.e., by capitalizing such Interest Amount), effective as of July 1, 2009; accordingly, the Principal for each April Note shall be increased to the amount set forth opposite the description of such April Note on Schedule A hereto.

d.           The Company shall promptly, and in no event later than five Business Days (as defined in the Purchase Agreements) from the date of this Agreement, execute and deliver to each Buyer the April Notes of such Buyer, representing the increased Principal amounts thereof as set forth on Schedule A hereto and as otherwise amended.  Upon the issuance by the Company to each Buyer of such Buyer’s April Notes, representing the increased Principal amounts thereof as set forth on Schedule A hereto and as otherwise amended, each of such Buyer’s existing April Notes will be void and of no further force and effect, and such Buyer shall promptly return its existing April Notes to the Company for cancellation.

e.           As amended hereby, each of the April Notes shall remain in full force and effect.

3.             Amendment of the Bridge Notes.

a.           The Company hereby agrees with each of the Buyers, severally and not jointly, that, as of the date first above written, the second sentence of Section 2 of the Bridge Notes shall be amended and restated to read in its entirety as follows:

“Interest shall be paid quarterly in arrears on each Interest Payment Date and on the Maturity Date.”

b.           The Company hereby agrees with each of the Buyers, severally and not jointly, that, as of the date first above written, the following definitions set forth in the Appendix to the Bridge Notes shall be amended and restated to read in their entirety as follows:

“Interest Payment Date” means the first Business Day of each calendar quarter, beginning with the calendar quarter that commences on October 1, 2008, through and including the last calendar quarter that commences prior to the Maturity Date.

c.           The Company hereby agrees with each of the Buyers, severally and not jointly, that, notwithstanding anything set forth in the Bridge Notes, the Interest Amount (as defined in the Notes) due and payable on July 1, 2009 with respect to Principal on each Bridge Note shall not be paid in cash to the Buyers, but instead shall be added to the Principal on such Bridge Note (i.e., by capitalizing such Interest Amount), effective as of July 1, 2009; accordingly, the Principal for each Bridge Note shall be increased to the amount set forth opposite the description of such Bridge Note on Schedule A hereto.

d.           The Company shall promptly, and in no event later than five Business Days (as defined in the Purchase Agreements) from the date of this Agreement, execute and deliver to each Buyer the Bridge Notes of such Buyer, representing the increased Principal amounts thereof as set forth on Schedule A hereto and as otherwise amended.  Upon the issuance by the Company to each Buyer of such Buyer’s Bridge Notes, representing the increased Principal amounts thereof as set forth on Schedule A hereto and as otherwise amended, each of such Buyer’s existing Bridge Notes will be void and of no further force and effect, and such Buyer shall promptly return its existing Bridge Notes to the Company for cancellation.

e.           As amended hereby, each of the Bridge Notes shall remain in full force and effect.

4.             Exchange Option.

a.           The Company hereby grants to the Buyers, or their respective designees, the joint and several right, during the period commencing on the date hereof and ending on the date that is 120 days after the date hereof (the “Exchange Option Period”), (i) to purchase from the Company and the Subsidiaries, as applicable, all of the Company’s and such Subsidiaries’ right, title and interest in the Exchange Property (as defined below), in exchange, and in full consideration (without the payment or delivery of cash), for (ii) the satisfaction in full and cancellation of $3,000,000 in principal amount of the Notes, in accordance with Section 4(b) hereof (the “Exchange Option”).  For purposes hereof, the “Exchange Property” means the Real Property (as defined in the Purchase Agreements) set forth on Schedule B hereto (which the Company hereby represents and warrants constitutes all of the Company’s and the Subsidiaries’ interests in the Bigfoot Field and Kyote Field), including (a) all oil, gas and mineral leases, leasehold interests, operating rights, working interests, production payments, reversionary interests, convertible interests, net profit interests and net revenue interests and other rights to oil, gas and minerals in place, related to such Real Property, whether producing or non-producing, and all such leases (and any ratifications and/or amendments to such leases) and interests covering such Real Property; (b) all existing and valid oil, gas and/or mineral unitization, pooling and/or communication agreements, declarations or designations and statutorily, judicially or administratively created drilling, spacing and/or productions units and/or orders (including all units formed under orders, rules, regulations or other official acts of any federal, state or other authority having jurisdiction, and voluntary unitization agreements, designations and/or declarations) whether recorded or unrecorded, insofar as the same are relating to such Real Property, to the extent and only to the extent such rights, titles and interests are attributable to such Real Property; (c) all existing and valid production sales agreements, operating agreements, gathering agreements, transportation agreements, farmout and farmin agreements, unitization, pooling and communitization agreements, purchase agreements, exploration agreements, area of mutual interest agreements, exchange and processing contracts and agreements, partnership and joint venture agreements and any other contracts, agreements and instruments which relate to any of such Real Property, to the extent and only to the extent such rights, titles and interests are attributable to such Real Property; and (d) all tangible personal property, equipment, machinery, fixtures and improvements located on such Real Property, including all oil and gas wells, injection wells, salt water disposal facilities, well heads, casing, tubing, pumps, motors, gauges, valves, heaters, treaters, water lines, vessels, tanks, boilers, separators, treating equipment, owned compressors and other equipment, automation systems including meters and related telemetry on wells, pipelines, power lines, telephone and communication lines and other appurtenances owned in connection with the production, treating, storing, transportation or marketing of crude oil, natural gas, casinghead gas, condensate, sulfur, natural gas liquids and other liquid or gaseous hydrocarbons from such Real Property and located on such Real Property and used in connection with the exploration, development, operation or maintenance thereof, to the extent and only to the extent such rights, titles and interests are attributable to such Real Property.

b.           The Buyers, or their respective designees, shall have the joint and several right to exercise the Exchange Option by delivering, at any time during the Exchange Option Period, a notice to the Company of its intention to exercise the Exchange Option (the “Exchange Option Notice”).  The Exchange Option Notice shall set forth (i) a Buyer’s or the Buyers’, or its or their respective designee’s or designees’, intention to exercise the Exchange Option (such electing Buyer or Buyers, or its or their designee or designees, the “Electing Party”), and (ii) the Notes, or portions of the Notes, and the Principal amounts with respect thereto (the “Exchange Notes”), which will be exchanged (and upon consummation of the Exchange Transaction (as defined below), the Principal of such Exchange Notes or portions of Exchange Notes exchanged will be cancelled) pursuant to the Exchange Option, which shall be determined by the Buyers in their sole discretion; provided, that, in any event, the aggregate Principal amount of Exchange Notes to be exchanged pursuant to the Exchange Option shall be $3,000,000; provided, further, that nothing set forth herein shall affect the Company’s obligation to pay to the Buyers Interest on the Principal exchanged pursuant to the Exchange Option through (and including) the date of the consummation of the Exchange Transaction (i.e., the applicable Interest Amount on the Principal on each of the Notes that is exchanged in the Exchange Transaction shall be due and payable on the first Interest Payment Date immediately following the consummation of the Exchange Transaction).  Promptly, and in any event no later than 15 days after the delivery by the Electing Party to the Company of an Exchange Option Notice (the “Exchange Deadline”), the Company and the Subsidiaries, as applicable, shall (x) duly execute and deliver to the Electing Party, and file and record, any and all documents, instruments, certificates or other agreements, in each case in form reasonably acceptable to the Electing Party; (y) obtain all consents, approvals, authorizations or orders of any court, governmental agency or body or arbitrator, or of the shareholders of the Company and any Subsidiaries, in each case, reasonably necessary; and (z) do and perform, or cause to be done and performed, all such further acts and things, in each case (i.e., with respect to each of the items set forth in clauses (x), (y) and (z) of this sentence) as the Electing Party may reasonably request, to convey to the Electing Party good and marketable title to the Exchange Property, free and clear of all Liens (as defined in each of the Purchase Agreements) (the “Exchange Transaction”).  Any failure of the Company or any Subsidiary, as applicable, to consummate the Exchange Transaction by the Exchange Deadline shall constitute an immediate Event of Default under each Exchange Note.

c.           Notwithstanding anything to the contrary set forth in this Section 4, upon the consummation of any Exchange Transaction, the Electing Party shall not be required to physically surrender any Exchange Note to the Company unless all of the Principal on such Exchange Note is being repaid and the related Interest Amount and all other obligations payable by the Company to the Electing Party under such Exchange Note have been paid in full.  To the extent the Principal of any Exchange Note that is being exchanged pursuant to this Section 4 represents less than all of the Principal of such Exchange Note, the Principal of such Exchange Note shall be deemed to be reduced by the amount so exchanged, without further action of the Electing Party or the Company.

5.             Limited Waiver.

a.           Subject to the conditions set forth in Section 5(b), each of the Buyers, severally and not jointly, hereby waives (i) each of the Subject Defaults, (ii) the Company’s obligation to deliver payment to the Buyers of any portion of the Company Obligation Amount in excess of the August Waiver Fee and (iii) the Applicable Restrictive Covenants, effective as of the Asset Sale Transaction Date, solely with respect to the Asset Sale Transaction and only insofar as the Amended and Restated Security Agreement, the Bridge Security Agreement and the other Transaction Documents pertain to and include the Transferred Assets as assets under the Transaction Documents.

b.           The limited waivers set forth in Section 5(a) hereof, (i) are not, nor shall they be deemed to be, waivers under any other circumstance or waivers of any other condition, requirement, provision or breach of, or rights under, any of the Purchase Agreements (as amended hereby), any of the Notes (as amended hereby), any of the other Transaction Documents or any other agreement or instrument, (ii) are not, nor shall they be deemed to be, waivers of any obligations of the Company to pay to any Buyer (A) any Interest due and payable on any of the Notes at the Interest Rate (i.e., 13.00%) or (B) any Principal of any of the Notes, and (iii) do not, nor shall they be deemed to, establish a custom or course of dealing.

6.             Representations and Warranties of the Company.  The Company represents and warrants to each of the Buyers that:

a.           Authorization; Enforcement; Validity.  Each of the Company and the Subsidiaries is a duly organized and validly existing corporation or limited liability company and has the requisite corporate or limited liability company power and authority to enter into and perform its obligations under this Agreement, each of the Purchase Agreements (as amended hereby), each of the Notes (as amended hereby) and the other Transaction Documents.  The execution and delivery of this Agreement by the Company and the Subsidiaries and the consummation of the transactions contemplated hereby, by the Purchase Agreements (as amended hereby), by the Notes (as amended hereby) and by the other Transaction Documents have been duly authorized by the respective boards of directors of the Company and the Subsidiaries, and no further consent or authorization is required by the Company, the Subsidiaries or their respective boards of directors or shareholders.  This Agreement has been duly executed and delivered by the Company and each of the Subsidiaries, and each of this Agreement, the Purchase Agreements (as amended hereby), the Notes (as amended hereby) and the other Transaction Documents constitutes a valid and binding obligation of each of the Company and the Subsidiaries (as applicable), enforceable against each of the Company and the Subsidiaries (as applicable) in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

b.           No Conflicts.  The execution and delivery of this Agreement by each of the Company and the Subsidiaries, as applicable, the performance by each of the Company and the Subsidiaries (as applicable) of their respective obligations hereunder, under the Purchase Agreements (as amended hereby), under the Notes (as amended hereby) and under the other Transaction Documents, and the consummation by each of the Company and the Subsidiaries (as applicable) of the transactions contemplated hereby, by the Purchase Agreements (as amended hereby), by the Notes (as amended hereby) and by the other Transaction Documents will not (i) result in a violation of the articles of incorporation or the bylaws of the Company or the organizational documents of any Subsidiary; (ii) conflict with, or constitute a breach or default (or an event which, with the giving of notice or lapse of time or both, constitutes or would constitute a breach or default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or other remedy with respect to, any agreement, indenture or instrument to which the Company or any of the Subsidiaries is a party; or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any of the Subsidiaries or by which any property or asset of the Company or any of the Subsidiaries is bound or affected.  Neither the Company nor any of the Subsidiaries is required to obtain any consent, authorization or order of or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under, or contemplated by, this Agreement, the Purchase Agreements (as amended hereby), the Notes (as amended hereby) and the other Transaction Documents.

7.             Representation and Warranties of each of the Buyers.  Each of the Buyers, severally, and not jointly, represents and warrants to the Company that (a) such Buyer is a validly existing limited partnership and has the requisite limited partnership power and authority to enter into and perform its obligations under this Agreement, and (b) this Agreement has been duly and validly authorized, executed and delivered on behalf of such Buyer and is a valid and binding agreement of such Buyer, enforceable against such Buyer in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

8.             Acknowledgment of the Company and the Subsidiaries.  The Company and each of the Subsidiaries hereby irrevocably and unconditionally acknowledge, affirm and covenant to such Buyer that:

a.           such Buyer is not in default under any of the Transaction Documents, as applicable, and has not otherwise breached any obligations to the Company or any of the Subsidiaries; and

b.           there are no offsets, counterclaims or defenses to the Obligations (as defined in each of the Amended and Restated Security Agreement (as defined in the April Purchase Agreement), the Subsidiary Guaranty (as defined in April Purchase Agreement), the Bridge Security Agreement (as defined in the Bridge Purchase Agreement) and the Bridge Guaranty (as defined in the Bridge Purchase Agreement)), including the liabilities and obligations of the Company under the Notes (as amended hereby), or to the rights, remedies or powers of such Buyer in respect of any of the Obligations or any of the Transaction Documents, as applicable, and the Company and each of the Subsidiaries agree not to interpose (and each does hereby waive and release) any such defense, set-off or counterclaim in any action brought by such Buyer with respect thereto.

9.             Avoidance of Doubt.  The parties hereto hereby agree, for the avoidance of doubt, that (a) the term “Notes” as used in the Transaction Documents (as defined in the April Purchase Agreement, the “April Transaction Documents”) shall include the April Notes, as, and to the extent, amended by this Agreement, (b) the term “Bridge Notes” as used in the Transaction Documents (as defined in the Bridge Purchase Agreement, the “Bridge Transaction Documents”) shall mean the Bridge Notes, as, and to the extent, amended by this Agreement, (c) the term “Obligations” as used in the April Transaction Documents shall include all liabilities and obligations of the Company under this Agreement, under the April Purchase Agreement (as amended hereby), under the April Notes (as amended hereby) and under the other April Transaction Documents, and (d) the term “Obligations” as used in the Bridge Transaction Documents shall include all liabilities and obligations of the Company under this Agreement, under the Bridge Purchase Agreement, under the Bridge Notes (as amended hereby) and under the other Bridge Transaction Documents, and each of the parties hereto agrees not to take any contrary positions.

10.           Expenses.  In accordance with Section 5(h) of the April Purchase Agreement and Section 5(h)(ii) of the Bridge Purchase Agreement, the Company shall promptly reimburse each Buyer for all of the out-of-pocket fees, costs and expenses incurred thereby in connection with the drafting, negotiation and execution of this Agreement.

11.           Reservation of Rights.  Except as expressly set forth in Section 5(a) hereof, and subject to the terms and conditions of Section 5(b) hereof, neither of the Buyers has hereby waived (a) any breach, default or Event of Default that may be continuing under any of the Transaction Documents, as applicable, or (b) any of such Buyer’s rights or remedies arising from any such breach, default or Event of Default or otherwise available under the Transaction Documents, as applicable, or at law.  Each of the Buyers expressly reserves all such rights and remedies.

12.           Payment Set Aside.  To the extent that the Company or any of the Subsidiaries makes a payment or payments to the Buyers pursuant to this Agreement, the Purchase Agreements (as amended hereby), the Notes (as amended hereby) or any other Transaction Document or the Buyers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company or any of the Subsidiaries, by a trustee, receiver or any other Person under any law (including any bankruptcy law, state or federal law, common law or equitable cause of action), then, to the extent of any such restoration, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

13.           Successors and Assigns.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.  The successors and assigns of such entities shall include their respective receivers, trustees or debtors-in-possession.

14.           Further Assurances.  The Company hereby agrees from time to time, as and when requested by any Buyer, to execute and deliver or cause to be executed and delivered, all such documents, instruments and agreements, including secretary’s certificates, and to take or cause to be taken such further or other action, as any Buyer may reasonably deem necessary or desirable in order to carry out the intent and purposes of this Agreement, the Purchase Agreements (as amended hereby), the Notes (as amended hereby) and the other Transaction Documents, as applicable.

15.           Governing Law; Jurisdiction; Jury Trial.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

16.           Counterparts.  This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party.  In the event that any signature to this Agreement or any amendment hereto is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.  No party hereto shall raise the use of a facsimile machine or e-mail delivery of a “.pdf” format data file to deliver a signature to this Agreement or any amendment hereto or the fact that such signature was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a “.pdf” format data file as a defense to the formation or enforceability of a contract, and each party hereto forever waives any such defense.

17.           Section Headings.  The section headings herein are for convenience of reference only, and shall not affect in any way the interpretation of any of the provisions hereof.

18.           No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

19.           Merger.  This Agreement, the Purchase Agreements (as amended hereby), the Notes (as amended hereby), as applicable, and the other Transaction Documents represent the final agreement of each of the parties hereto with respect to the matters contained herein and may not be contradicted by evidence of prior or contemporaneous agreements, or prior or subsequent oral agreements, among any of the parties hereto.  Except as expressly set forth in this Agreement, in the Purchase Agreements (as amended hereby), in the Notes (as amended hereby) and in the other Transaction Documents, neither of the Company nor any of the Buyers makes any representation, warranty, covenant or undertaking with respect to such matters.

20.           Interpretative Matters.  Unless otherwise indicated or the context otherwise requires, (i) all references to Sections, Schedules, Appendices or Exhibits are to Sections, Schedules, Appendices or Exhibits contained in or attached to this Agreement, (ii) words in the singular or plural include the singular and plural and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter, (iii) the words “hereof,” “herein” and words of similar effect shall reference this Agreement in its entirety, and (iv) the use of the word “including” in this Agreement shall be by way of example rather than limitation.

21.           Reaffirmation.  Each of the Company and the Subsidiaries as issuer, debtor, grantor, pledgor, mortgagor, guarantor or assignor, or in other any other similar capacity in which such Person grants Liens or security interests in its property or otherwise acts as accommodation party or guarantor, as the case may be, hereby (i) acknowledges and agrees that it has reviewed this Agreement, (ii) ratifies and reaffirms all of its obligations, contingent or otherwise, under each of the Transaction Documents, including the Purchase Agreements (as amended hereby) and the Notes (as amended hereby), to which it is a party (after giving effect hereto), and (iii) to the extent such Person granted Liens on or security interests in any of its property pursuant to any of the Transaction Document as security for or otherwise guaranteed the Obligations under or with respect to the Transaction Documents, ratifies and reaffirms such guarantee and grant of security interests and Liens and confirms and agrees that such security interests and Liens hereafter secure all of the Obligations as amended hereby.  Each of the Company and the Subsidiaries hereby consents to this Agreement and acknowledges that each of the Transaction Documents, including the Purchase Agreements (as amended hereby), the Notes (as amended hereby), remains in full force and effect and is hereby ratified and reaffirmed.

[Remainder of page intentionally left blank; Signature page follows]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by each of the undersigned as of the date first above written.

COMPANY:

SOUTH TEXAS OIL COMPANY,
a Nevada corporation

By:	/s/ Michael J. Pawelek
Name:	Michael J. Pawelek
Title:	Chief Executive Officer

SUBSIDIARIES:
SOUTHERN TEXAS OIL COMPANY., a Texas corporation

By:	/s/ Michael J. Pawelek
Name:	Michael J. Pawelek
Title:	Chief Executive Officer

STO OPERATING COMPANY, a Texas corporation

By:	/s/ Wayne Psencik
Name:	Wayne Psencik
Title:	President

STO PROPERTIES LLC,
a Texas limited liability company

By:	/s/ Wayne Psencik
Name:	Wayne Psencik
Title:	Manager

STO DRILLING COMPANY,
a Texas corporation

By:	/s/ Michael J. Pawelek
Name:	Michael J. Pawelek
Title:	Chief Executive Officer

[Signature page to August 2009 Waiver and Amendment Agreement]

MARQUIS:

LONGVIEW MARQUIS MASTER FUND, L.P.

By:	Summerline Asset Management, LLC
Its:	Investment Advisor

By:	/s/ Robert J. Brantman
Name:	Robert J. Brantman
Title:	Co-Managing Member

SUMMERVIEW:

SUMMERVIEW MARQUIS FUND, L.P.

By:	Summerline Asset Management, LLC
Its:	Investment Advisor

By:	/s/ Robert J. Brantman
Name:	Robert J. Brantman
Title:	Co-Managing Member

[Signature page to August 2009 Waiver and Amendment Agreement]

Schedule A

Note	New Principal (Effective as of July 1, 2009)

Senior Note, dated January 31, 2007, and amended and restated as of April 1, 2008, issued to Marquis in the principal amount of $4,754,889.04.	$4,904,505.21

Senior Note, dated January 31, 2007, and amended and restated as of April 1, 2008, issued to Summerview in the principal amount of $1,596,524.36.	$1,646,760.20

Senior Note, dated April 8, 2008, issued to Marquis in the principal amount of $397,218.26.	$409,717.03

Senior Note, dated April 8, 2008, issued to Summerview in the principal amount of $133,371.91.	$137,568.56

Senior Note, dated May 14, 2008, issued to Marquis in the principal amount of $392,457.95.	$404,806.94

Senior Note, dated May 14, 2008, issued to Summerview in the principal amount of $131,773.56.	$135,919.91

Senior Note, dated May 15, 2008, issued to Marquis in the principal amount of $196,162.88.	$202,335.29

Senior Note, dated May 15, 2008, issued to Summerview in the principal amount of $65,864.59.	$67,937.07

Senior Note, dated May 21, 2008, issued to Marquis in the principal amount of $195,766.19.	$201,926.12

Senior Note, dated May 21, 2008, issued to Summerview in the principal amount of $65,731.39.	$67,799.68

Senior Note, dated June 26, 2008, issued to Marquis in the principal amount of $773,544.21.	$797,884.36

Senior Note, dated June 26, 2008, issued to Summerview in the principal amount of $259,728.92.	$267,901.49

Senior Note, dated September 19, 2008, issued to Marquis in the principal amount of $5,240,443.53.	$5,405,338.03

Senior Note, dated September 19, 2008, issued to Summerview in the principal amount of $1,759,556.47.	$1,814,922.24

Schedule B

Exchange Property

All of the Company’s and the Subsidiaries’ right title and interests in and to those certain oil and gas wells and properties from the surface to the base of the currently producing formations in those properties described and set forth in those certain Mortgage, Deed of Trust, Assignment of Production, Security Agreement, Fixture Filing and Financing Statements as follows:

FRIO COUNTY TEXAS

Oil and Gas properties described in Exhibit "A" as set forth under the heading of BIGFOOT FIELD, Frio County Texas to that certain Mortgage, Deed of Trust, Assignment of Production, Security Agreement, Fixture Filing and Financing Statement dated and effective September 19, 2008 between Southern Texas Oil Company to Walter H. Walne, III, as Trustee for Viking Asset Management, LLC as recorded in Volume 52 Page 355 of the Official Public Records of Frio County Texas.

ATASCOSA COUNTY TEXAS

Oil and Gas properties described in Exhibit "A" as set forth under the heading of  KYOTE FIELD, Atascosa County Texas to that certain Mortgage, Deed of Trust, Assignment of Production, Security Agreement, Fixture Filing and Financing Statement dated and effective September 19, 2008 between Southern Texas Oil Company  to Walter H. Walne, III, as Trustee for Viking Asset Management, LLC  as recorded in  DT Document # 101218 of the Official Public Records of Atascosa County Texas.